Market Potential Pap Referral


$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
Devices
Disposables
YEAR 1
YEAR 2
YEAR 3
YEAR 4
YEAR 5

25% market penetration
U.S. 40%
R.O.W 60%